EXHIBIT 32.1
SECTION 906 CERTIFICATION

CERTIFICATION REQUIRED BY
18 U.S.C. SECTION 1350,

ASADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEYACT OF 2002

In connection with the quarterly report of Innovative Designs, Inc. (the “Company”) on Form 10-Q for the quarterly period endedApril 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-OxleyAct of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities ExchangeAct of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 16, 2026

Joseph A. Riccelli, CEO
Chief Executive Officer